UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 18, 2012, Level 3 Communications, Inc. (“Level 3”) issued a press release announcing that Level 3 confirmed the relevant information contained in the Business Outlook section of its First Quarter earnings release dated May 3, 2012, and such statement could be attributed to the company in connection with the proposed private offering of senior, unsecured notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full. This information, including the Exhibit 99.1 attached hereto, is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K.

Some of the statements made in Exhibit 99.1 are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: (1) successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; (2) manage risks associated with continued uncertainty in the global economy; (3) obtain additional financing, particularly in the event of disruptions in the financial markets; (4) manage continued or accelerated decreases in market pricing for communications services; (5) maintain and increase traffic on its network; (6) develop and maintain effective business support systems; (7) manage system and network failures or disruptions; (8) develop new services that meet customer demands and generate acceptable margins; (9) adapt to rapid technological changes that could adversely affect the company’s competitiveness; (10) defend intellectual property and proprietary rights; (11) obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; (12) attract and retain qualified management and other personnel; (13) successfully integrate future acquisitions; (14) effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; (15) mitigate its exposure to contingent liabilities; and (16) meet all of the terms and conditions of its debt obligations.

Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this communication should be evaluated in light of these important factors. The forward-looking statements in this communication speak only as of the date they are made. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.01. Regulation FD Disclosure

The information furnished in Item 2.02 herein is hereby incorporated into this Item 7.01 by reference. This information, including the Exhibit 99.1 attached hereto, is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K.

Item 8.01. Other Events

On July 18, 2012, Level 3 issued a press release announcing that it plans to offer $300 million aggregate principal amount of senior unsecured notes that will mature in 2019 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

On July 18, 2012, Level 3 issued a subsequent press release announcing that it has agreed to sell $300 million aggregate principal amount of its 8.875% Senior Notes due 2019 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

That press release is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 18, 2012, relating to the confirmation of relevant information in the earnings release for the first quarter of 2012.

99.2	Press Release, dated July 18, 2012, relating to the launching of the private offering of $300 million of Senior Notes due 2019 by Level 3 Communications, Inc.

99.3	Press Release, dated July 18, 2012, relating to the pricing of the private offering of 8.875% Senior Notes due 2019 by Level 3 Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: July 24, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated July 18, 2012, relating to the confirmation of relevant information in the earnings release for the first quarter of 2012.

99.2	Press Release, dated July 18, 2012, relating to the launching of the private offering of $300 million of Senior Notes due 2019 by Level 3 Communications, Inc.

99.3	Press Release, dated July 18, 2012, relating to the pricing of the private offering of 8.875% Senior Notes due 2019 by Level 3 Communications, Inc.